Exhibit 99.1

NeXt Innovation Corp. Changes Name to GSV Capital Corp.

Woodside, CA – 6/1/2011 – NeXt Innovation Corp. (NASDAQ: GSVC), announced today that on May 26, 2011 it filed articles of amendment to its charter with the State of Maryland to formally change its name to GSV Capital Corp.  The name change was effective as of May 26, 2011.

About GSV Capital Corp.

GSV Capital Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests principally in the equity securities of venture capital-backed, rapidly growing emerging non-public companies.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Contact:

Suzanne Craig
(415) 217-4962
suzanne@blueshirtgroup.com

Danielle Ginach
415 217 4964
Danielle@blueshirtgroup.com